                                                                    EXHIBIT 4.15

                                AMENDMENT NO. 1

     THIS AMENDMENT NO. 1, dated as of February 26, 1997 (the "Amendment")
                                                               ---------
relating to the Credit Agreement referenced below, by and among AMERISOURCE CORPORATION, a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Administrative Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                                  WITNESSETH

     WHEREAS, a $500 million credit facility has been extended to AmeriSource Corporation pursuant to the terms of that Credit Agreement dated as of January 8, 1997 (as amended and modified, the "Credit Agreement") among AmeriSource
                                       ----------------
Corporation, the Guarantors and Lenders identified therein, and NationsBank, N.A., as Administrative Agent;

     WHEREAS, the Borrower plans to enter into liquidity financing in connection with the acquisition of Walker Drug;

     WHEREAS, the Company has requested certain modifications described herein in connection therewith which require the consent of the Required Lenders; and

     WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf to give effect to this Amendment;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     A. The Credit Agreement is amended and modified in the following respects:

            1. Section 1.1 shall be amended to include the following additional terms (or such existing terms shall be amended to read as follows):

            "Borrowing Base" means, at any time, an amount equal to (i) seventy
             --------------
percent (70%) of Eligible Inventory minus (ii) Obligations outstanding under the
                                    -----
Liquidity Facility.

            "Debt Transaction" means, other than the Liquidity Facility which
             ----------------
shall not be included within this definition, with respect to any member of the Consolidated Group, any sale, issuance or placement of Funded Debt, whether or not evidenced by promissory note or other written evidence of indebtedness.

     "Liquidity Facility" means such term as defined in Section 8.1(j).
      ------------------

     "Liquidity Intercreditor Agreement" means that Intercreditor Agreement to
      ---------------------------------
be executed relating to the Liquidity Facility and the Obligations under this Credit Agreement, among NationsBank, N.A., as Administrative Agent under this Credit Agreement, NationsBank, N.A., as Administrative Agent under the Liquidity Facility, and the Credit Parties, as amended and modified.

     "Walker Drug" means Walker Drug Company LLC, a Delaware limited liability
      -----------
company.

     2. The definition of "Credit Documents" in Section 1.1 shall be amended to include "the Liquidity Intercreditor Agreement".

     3.    In the definition of "Permitted Liens" in Section 1.1, subsection
(xv) is amended to delete the "and" at the end of such subsection, to provide that the "." at the end of subsections (xvi) and (xvii) are amended to be ";", to provide that the word "and" is added to the end of subsection (xvii) and to provide that a new subsection (xviii) is added to read as follows:

   (xviii) Liens to secure the Liquidity Facility referenced in Section 8.1(j), provided that any such property pledged or securing such Liquidity Facility
--------
shall also be pledged to secure the Obligations hereunder and such Liens shall be the subject of the Liquidity Intercreditor Agreement relating to the Liquidity Facility and the Obligations hereunder providing, among other things, that such Liens will be shared by the Lenders hereunder and the Lenders under the Liquidity Facility, respectively, on a pari passu basis.

     4. In Section 8.1, subsection (i) is renumbered as (k) and new subsections (i) and (j) shall be inserted to read as follows:

     (i) existing purchase money indebtedness secured by a mortgage lien on real property of Walker Drug in a principal amount not to exceed $8,000,000;

     (j) other senior secured Indebtedness of the Borrower in an aggregate principal amount of up to $75,000,000 (the "Liquidity Facility") with a final
                                            ------------------
maturity date not later than 120 days following consummation of the acquisition of Walker Drug (such final maturity date being not later than July 31, 1997 in any event) incurred in connection with the Prospective Acquisition (Walker Drug) and guaranties thereof from the Guarantors hereunder; and

     5. The reference in Section 8.4(d)(A) to "$150,000,000" is amended to read "$175,000,000".

     6. In Section 8.9(b) the reference at the end to "except to the extent permitted by Section 8.10." is amended to read as follows:

     "except as relates to the Liquidity Facility and to the extent permitted by
     Section 8.10."

          7. In Section 8.12, the "and" immediately preceding clause (iii) is deleted and there shall be inserted at the end of clause (iii) immediately following the reference to "Section 8.4(c)" the following:

     ", and (iv) the Liquidity Facility,"

          8. In Section 9.1, in subsection (j) the "." at the end of such subsection is replaced with the phrase "; or" and a new subsection (k) is added to read as follows:

          (k) Liquidity Facility.  The occurrence and continuance of an Event of
              ------------------
Default under the Liquidity Facility.

     B. By execution of the Consent relating to this Amendment, the Required Lenders authorize and direct the Administrative Agent, on behalf of the Lenders under the Credit Agreement, to enter into the Liquidity Intercreditor Agreement with the Credit Parties referred to therein and the Lenders under the Liquidity Facility, or the Administrative Agent for the Lenders under the Liquidity Facility, in substantially the form attached as Exhibit A.
                                                ---------

     C. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

     D. The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     E. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     F. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:       AMERISOURCE CORPORATION,
--------        a Delaware corporation

                By: /s/ JOHN A. ABERANT
                   -----------------------------
                Name:   JOHN A. ABERANT
                Title:  V.P., ASSISTANT TREASURER



GUARANTORS:     AMERISOURCE HEALTH CORPORATION,
----------      a Delaware corporation

                By: /s/ JOHN A ABERANT
                   -----------------------------
                Name:   JOHN A. ABERANT
                Title:  V.P., ASSISTANT TREASURER



                AMERISOURCE HEALTH SERVICES CORP.,
                a Delaware corporation

                By: /s/ JOHN A. ABERANT
                   -----------------------------
                Name:   JOHN A. ABERANT
                Title:  ASSISTANT TREASURER



                HEALTH SERVICES CAPITAL CORP.,
                a Delaware corporation

                By: /s/ JOHN A. ABERANT
                   -----------------------------
                Name:   JOHN A. ABERANT
                Title:  ASSISTANT TREASURER



                HEALTH SERVICES PLUS, INC.,
                a Delaware corporation

                By: /s/ JOHN A. ABERANT
                   -----------------------------
                Name:   JOHN A. ABERANT
                Title:  ASSISTANT TREASURER

ADMINISTRATIVE
AGENT:             NATIONSBANK, N.A.,
-----              as Administrative Agent for and on behalf of the Lenders

                   By: /s/ Andrea B. MacMillan
                      ---------------------------
                   Name: Andrea B. MacMillan
                   Title: Vice President